U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report (date of earliest event reported): July 31, 2018

Commission file number: 000-54994

NODECHAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3021464
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5445 Oceanus Drive, Suite 102 Huntington Beach, CA	92649
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 916-9321

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties. We use words, such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing.

Item 5.02 – Departure of Directors

On July 31st, 2018 David Kim resigned as a Director of the Company. There were no disagreements between Mr. Kim and the management of the Company

On July 31st, 2018 Phillip M. Nuciola resigned as a Director of the Company. There were no disagreements between Mr. Nuciola and the management of the Company.

On July 31st, 2018 Youssef Hanine resigned as a Director of the Company. There were no disagreements between Mr. Hanine and the management of the Company.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation – David Kim
99.2	Letter of Resignation – Phillip Nuciola
99.3	Letter of Resignation – Youssef Hanine

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nodechain, Inc.

By:	/s/ Andy Michael Ibrahim
Andy Michael Ibrahim, Chief Executive Officer (Principal Executive Officer), Secretary and Member of the Board of Directors

Date:  August 8th, 2018